Exhibit 4.26

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

LEASE DEED

This MEMORANDUM OF LEASE DEED entered into at Thoothukudi on this 23rd day of May 2024 (LEASE DEED) BETWEEN

M/s. State Industries Promotion Corporation of Tamil Nadu Limited (SIPCOT), a company registered under the Companies Act, 1956 and having its Registered Office at No.19-A, Rukmani Lakshmipathy Road, Egmore, Chennai-600 008 represented by [***] of [***] Project Officer, SIPCOT Industrial Park Thoothukudiand hereinafter referred to as the LESSOR, which term shall, unless repugnant to the context otherwise requires mean and include its representatives, administrators, successors-in-interest and assigns on the ONE PART.

VINFAST AUTO INDIA PRIVATE LIMITED having their Corporate Office at Level 6, Two Horizon Center, Golf Course Road, Sector 43, DLF 5, Gurgaon, Haryana - 122002, India represented by their CEO and Director [***]hereinafter referred to as the LESSEE, which term shall, unless repugnant to the context otherwise requires, mean and include their representatives, administrators, successors-in-interest and assigns on the OTHER PART.

The LESSOR and the LESSEE shall hereinafter collectively be referred to as the “Parties”.

WHEREAS

a.	The LESSOR has been incorporated as a Limited Company with an objective to develop industrial area with basic infrastructural facilities and maintenance of such industrial area in Tamil Nadu.
b.

The LESSOR has acquired the property more fully described in the Schedule A hereunder and hereinafter referred to as the “Said Property”. The LESSOR represents that it is the absolute owner of the Said Property and has clear, valid and marketable right, title and interest to the Said Property, free from all encumbrances.

c.

For the due fulfilment of its principal object, the LESSOR has laid out the said property into various plots, besides setting apart land for the purpose of laying roads, drains and for other common amenities for the benefit of the occupants of the plots so laid out and whereas it also proposes to effect improvements and betterment schemes for the benefit of all the allottees/ occupants of the Industrial Park.

d.	The LESSOR proposes to allot the plot on a long lease of 99 years and in as much as it is felt that the characteristics and homogeneity of the industrial park should not be damaged.
e.

The LESSOR shall continue to have control over the common amenities and facilities such as roads, street lighting, water supply system and sanitation, drainage, common buildings, avenue plants, parks etc., which are located outside the boundary of the Plot in the adjoining Furniture Park, that the LESSOR intends to make available these facilities to the LESSEE as well as other Allottees in a reasonable and equitable manner.

f.

The LESSOR has decided to make available to entrepreneurs/industries, plots in the Said Property on terms and conditions mentioned hereunder, for the purpose of their locating any approved industry or other businesses or activity in the said plots under the terms of the lease granted;

g.

The Lessee made an application to the Lessor for allotment of plots in the Sillanatham Industrial Park and Thoothukudi Furniture Park Phase-II for the purposes of putting up the project for the manufacture of ‘Electric Vehicle and related products along with allied activities’ (Purpose).

h.

The LESSOR allotted the Plot measuring 294.651 acres at Sillanatham Industrial Park as described in Schedule ‘B’ hereunder (Plot) and shown distinctly in the plan attached hereto as Annexure A and hereunder referred to as the allotted plot by the Order of Allotment dated 19.02.2024 vide ref. No. P-III/SIP-SILLANATHAM/VINFAST/2023 subsequently the said allotment was amended vide amended allotment order dated 27.03.2024 ref No P-III/SIP-TUT/VINFAST/2023 amending the total extent of land measuring 408.35 acres to 294.651 acres read with amendment/s to the allotment order made prior to execution of this Lease Deed.

i.

The property described in Schedule ‘A’ is intended to be utilised only for the purpose of locating an Industrial unit and the restrictions and conditions stipulated in this Lease Deed are intended only to preserve the character of the Said Property as an Industrial Park and for the benefit of the other plots held by the LESSOR or allotted or intended to be allotted by it to other parties similarly situated as the ‘lessee’ in the Industrial Park.

1.	NOW THIS LEASE DEED WITHNESSTH
1.1	“Allotment’’ means allotment of plot for establishment of Industrial/ Commercial/ Housing/ Service unit etc., as prescribed in the Allotment Order.
1.2	“Allotment Order” means the order issued by the LESSOR confirming the allotment of plot, with specific terms and conditions along with amendments made thereto prior to execution of this Lease Deed.
1.3

“Allottee’’ means an individual or person including a group of individuals under Indian Partnership Act of 1932 or a company registered under the Companies Act 1956/2013 or Limited Liability Partnership Act of 2008, or Co-operative Institution, or a body incorporated under any Act of Indian Law, established for the purpose of setting up of Industrial/ Commercial/ Housing/ Service unit etc., to whom any plot has been allotted by the LESSOR.

1.4

“Change in Constitution” means change in legal status of the LESSEE i.e. from (i) proprietorship to partnership and vice versa; (ii) partnership to a private limited company; and (iii) private limited company to a public limited company and vice versa.

1.5

“Change in Management’’ means, (a) change in the proprietor; (b) the change in the shareholding pattern due to induction of new partners/share-holders and where more than [***] of the shareholding is transferred to the new members resulting in total change or substantial change in ownership of the existing Allottee; (c) transfer of leasehold rights of the allotted plot, wherein the original promoters hold less than [***] shares in the transferee entity.

1.6

“Competent Authority” means any Department or Agency of the Government, Corporation, Board, Local Body or other authority established by the Government which are entrusted with the powers or responsibilities, inter alia, to grant or issue clearances/approvals.

1.7.

“Force Majeure” means an event beyond the control of the LESSEE including but not limited to war, riot, national emergency, disruption on site, any natural disaster like flood, earthquake, tsunami, any epidemic including COVID pandemic, influenza etc. and other natural calamities as well as any new rule or regulation of any local authority, body or Government or for any reason not attributable to the LESSEE due to which the LESSEE is unable to carry on its operations from the Plot including but not limited to delays in securing approvals and permits, including their renewals thereof.

1.8

“Implementation’’ means the condition where the unit has commenced commercial production/ operation within the stipulated time as specified in the allotment order/lease deed or within the permitted extension time and also complying with [***] plot utilization.

1.9

“Industrial Park” means an area developed primarily for establishment of manufacturing industries and/or service sector industries and having basic infrastructural facilities like roads, water storage and distribution infrastructure, storm water drainage, street lights and such other facilities/support services as may be required and described in Schedule “A”. Wherever, the word “Industrial Park” is indicated, it also means Industrial Complexes, Industrial Growth Centers, SEZs, IT Parks, Industrial Development Areas as the case may be.

1.10.

‘‘Participatory Infrastructure Development Programme’’ means the infrastructure development programme jointly undertaken by LESSOR and Allottees/ Association of Allottees for an Industrial Park which will be limited to road, water supply, drainage, sewerage and electricity. For projects identified under this scheme, the LESSOR shall meet out the project cost upfront and [***] of the project cost shall be recovered from the Allottees/ Association of Allottees of the concerned Industrial Park.

1.11

“Plot” means the demarcated land parcel within the Industrial Park provided with basic infrastructure facilities for the purpose of allotment more fully described in Schedule ‘B’ hereunder and shown distinctly in the plan attached hereto as Annexure A.

1.12.	“Plot Cost” shall have the meaning ascribed to the term under Clause 2.2.
1.13.

“Plot Utilization” means the extent of the allotted plot covered with built-up space comprising of factory building/ shed, covered utility/ storage area, internal roads, parks, open spaces, OSR area, green area etc.,”

1.14.	‘‘Plug and Play Facility” means a facility where built-up space is leased out for industrial or ancillary activities.
1.15.	‘‘Project Officer’’ means an officer who has been designated as project officer by LESSOR, deployed at the project office of the Industrial Park and performs tasks assigned by the LESSOR.
1.16.	“Transfer Fee’’ means the amount to be paid by the LESSEE, towards Change in Management/Transfer of Leasehold rights in respect of the allotted plot.
1.17.

‘‘Transfer of Leasehold Rights” means transfer of lease hold rights of the Plot to another legal entity or to a newly formed legal entity resulting from the change in constitution of the Allottee as agreed under this Lease Deed.

1.18.	“Purpose” shall have the meaning ascribed to the term under recital (g) above.
1.19.	“Said Property” means the total land acquired by the Lessor more fully described in Schedule ‘A’ hereunder.
2.	GRANT OF LEASE, TERM AND CHARGES
2.1.

The LESSOR does hereby allot the Plot on lease to the LESSEE and the LESSEE takes the Plot on lease for a period of 99 (ninety-nine) years commencing from the date of execution of this Lease Deed, and the LESSEE also agrees to strictly abide by the conditions stipulated in the Lease Deed.

2.2.

In consideration of the allotment of Plot made by the LESSOR, the LESSEE has paid a sum of Rs. 23,57,20,800/- ( Rupees Twenty Three Crore Fifty Seven Lakh Twenty Thousand and Eight Hundred only) towards plot cost (Plot Cost), receipt and adequacy of which the LESSOR confirms.

2.3

The LESSEE has paid a sum of Rs.100/- (Rupees One hundred only) towards 100% of the annual lease rent in advance. The annual lease rent is computed at [***] per year for [***] years and [***] for the [***] year, and the same has been paid in advance in consideration of execution of these presence, receipt, and adequacy of which the LESSOR confirms.

2.4.	The LESSOR shall not pay any interest to the LESSEE for the amount remitted by the LESSEE.
2.5.

The LESSEE shall execute an agreement with the LESSOR for water supply upon execution of this Lease Deed and comply with all terms and conditions of such agreement. The LESSEE shall pay water charges at the rate fixed by the LESSOR from time to time abiding by the terms of water supply agreement executed.

2.6.

In the event of LESSOR taking up any additional development facilities and/or in case of escalation in cost of development works in future, subject to mutual agreement between the Parties, the LESSOR shall apportion such expenses among the Allottees of the relevant Industrial Park on pro-rata basis. In such an event, the LESSOR reserves the right to claim such apportioned expenses and the LESSEE shall pay the same without any demur, within [***] days from the date of issue of demand notice by the LESSOR.

2.7.

The Participatory Infrastructure Development Programme is a scheme for upgradation of existing infrastructure and provision of support infrastructure facilities for the respective Industrial Park at the request of the Allottees/ Association of Allottees in the Industrial Park. In the event of taking up of any such project under the Participatory Infrastructure Development Programme by the LESSOR and subject to mutual agreement and definite agreement between the Parties, the LESSEE shall bear pay the proportionate cost.

2.8.

The LESSEE shall pay all existing and future rates and taxes, charges, claims and assessments prescribed under applicable law, chargeable against a lessee in respect of the Plot and any building erected thereon and/or services received.

2.9.

The LESSEE shall bear all expenses in connection with the drawing of power from the main lines /power source established by TANGEDCO to the plot for the supply of electricity and/or any other support infrastructure facilities.

2.10.

The LESSOR shall complete all infrastructure development (except power source) at its own cost to ensure that these are arranged upto the boundary of the Plot and such other support infrastructure facilities are made available at the Plot, at the cost and expense of the LESSOR. It is clarified that the infrastructure towards power source shall be made by LESSOR only upto the substation established within the Thoothukudi Furniture Park Phase II by TANGEDCO which shall be of sufficient capacity to cater to the requirements of both Thoothukudi Furniture Park Phase II as well as the project proposed on the Plot.

2.11	The LESSEE understands and agrees not to raise any claim or seek refund of any of the above charges.
3.	COVENANTS OF THE LESSEE
3.1.

The LESSOR has delivered and the LESSEE has taken possession of the Plot prior to the execution of this Lease Deed, in ‘as is where is’ condition as regards the physical status/topography of the Plot, further to the order dated 24 February 2024, in consideration whereof the LESSEE has paid [***] of Plot Cost and annual lease rent.

3.2.

The LESSEE will take possession of the plot in ‘as is where is’ condition as regards the physical status/ topography of the plot and no further demand for any development, such as earth filling, raising the level etc; shall be entertained. Any other improvement or developments inside the allotted plot shall be purely at the discretion of the LESSEE. Any cost incurred for such development will be borne by the LESSEE.

3.3.	The LESSEE shall utilize the allotted plot only for the Purpose for which it was allotted by the LESSOR and for which approvals are granted by the competent authorities.
3.4.	The LESSEE shall insure all the fixed assets in the Plot and renew the insurance in respect thereof periodically.
3.5.

The LESSEE shall keep the LESSOR indemnified against any and all claims for damages which may be caused to any adjoining buildings or other premises as a consequence of the erection of the buildings and industrial installations by the LESSEE in the Plot. The LESSEE shall also keep the LESSOR indemnified against all payments whatsoever which, during the progress of work, become actually payable or be demanded by the local authority as a direct result of a breach of law by the LESSEE in connection with the said works, or a breach of law by the LESSEE in connection with of anything done under the authority herein contained.

3.6.

With the prior written consent of the LESSEE, the LESSOR shall have the right of access into and utilizing any portion of the Plot, for the purpose of laying pipelines, cables, underground drainages, channels, or providing such other common facility for the common benefit of the Industrial Park, so long as these do not hamper the use, enjoyment and development of the Plot and operation of the LESSEE thereon. Any such utility/ facility installed/ laid by the LESSOR shall be always maintained by the LESSOR to the satisfaction of the LESSEE during the lease, for which the LESSEE shall allow the LESSOR and its officers reasonable access. Any damage caused to the Plot, construction/ facility put up by the LESSEE thereon for its operations due to the actions or inactions of LESSOR or such person specially authorized in this behalf by the LESSOR shall be made good by the LESSOR and the LESSOR shall keep the LESSEE indemnified in this regard.

3.7.

During the period of lease, the LESSEE at its expense will keep the buildings, premises and other structures clean, free from defect and in good condition subject to ordinary wear and tear and damages due to Force Majeure events.

3.8.	The LESSEE shall implement and conform to the various conditions in this Lease Deed in relation to the allotted plot at all times.
3.9

The LESSEE shall endeavour to provide ten percent of the jobs in the Industrial unit coming up in the Plot, to the members of the families of landowners whose lands have been acquired for the Plot, subject to eligibility as per qualifications prescribed and mutually agreed upon by the Parties, for the jobs.

3.10.	The LESSEE shall have to commence construction of buildings within [***] months from the date of registration of the Lease Deed.
3.11.

The LESSEE shall Implement the project within [***] months from the date of registration of the Lease Deed. However, if the LESSEE requests for extension of duration for Implementation of the project, the LESSOR shall grant extension of time as per the prevailing policy of the LESSOR.

3.12.	The LESSEE shall comply with all conditions applicable to it, in environmental clearance/ Approvals/ NOC obtained from the respective competent authorities from time to time.
3.13.	Any other improvement or developments inside the Plot shall be purely at the discretion of the LESSEE keeping with the Purpose.
4.	COVENANTS OF THE LESSOR
4.1.

The LESSOR reserves the right to sell, lease or otherwise deal with any plot in the Industrial Park, unleased or unsold, in any manner it deems suitable subject to the rights granted to the LESSEE under this Lease Deed, and the LESSEE shall not raise objections to the same.

4.2.

It shall be open to the LESSOR to deal with the plot taken by it under the rights conferred on it Clause 12.2 in any manner it likes either by retaining or by leasing it to any other person, without any let or any hindrance or claim whatsoever to the LESSEE to compensation and the LESSEE has no right to interdict the same.

4.3.

The LESSOR shall construct and maintain access roads leading from the national highway through the Industrial Park up to the Plot and LESSEE shall have unrestricted rights of access by way of vehicles or otherwise through such roads at all times. No additional charges shall be payable by the LESSEE for use of such access roads. However, the LESSOR shall charge track rent from service providers of the LESSEE towards laying of pipelines/cables through the Industrial Park upto the Plot, as applicable.

4.4.

The LESSOR shall have the power to grant extension of time, subject to such conditions as may be imposed to the LESSEE in all matters which are required to be done or completed within the prescribed time, under this Lease Deed by imposing suitable penalties as per the prevailing policy of the LESSOR.

4.5.

The LESSOR or persons authorised by it shall have the right to enter upon and inspect the Plot, during the currency of the lease upon providing written notice to the LESSEE at least [***] week prior to the date of such inspection and subject to complying with the LESSEE’s safety and security protocols.

4.6.

The LESSOR shall be responsible for the general upkeep, cleanliness and maintenance of the access road to the site of LESSEE and adjacent Industrial area under the control of the LESSOR as well as for providing such facilities and utilities servicing the Plot. No additional charges shall be payable by the LESSEE towards maintenance and/or for use and enjoyment of such facilities and utilities.

4.7.

The LESSOR confirms that the LESSEE has unrestricted rights to carry on development on the Plot in accordance with the terms of this Lease Deed and carry its operations there from and all such improvements made by the LESSEE including buildings/structures shall be the sole and absolute property of the LESSEE at all times and the LESSOR shall not claim any rights in relation thereto. Notwithstanding anything contained herein, the LESSOR acknowledged and confirms that the LESSEE shall have unfettered and unrestricted rights in relation to the improvements made by the LESSEE including buildings/structures and has the absolute right to deal with the same in any manner the LESSEE deems fit, including but not limited to assignment/sub-letting/transfer/parting with possession without the requirement to pay any premium in relation to the same, subject to clauses 8.1, 9.3 and 10.2.

4.8.	The LESSOR shall obtain the Environmental Clearances wherever applicable, DTCP approvals and other necessary statutory clearances for the adjacent Industrial Park, other than the plot at its own cost.
4.9.

The LESSOR may seek compliance with further conditions and stipulations, or alterations in the regulations which are reasonable, justified and necessary by way of policy decisions and office orders/circulars which shall be published as and when issued, and the same shall be binding on the LESSEE so long as they do not contradict any terms and conditions of this Lease Deed.

4.10.

This Lease Deed shall be executed in two counterparts. The LESSOR shall hold the registered lease deed on which full stamp duty has been paid in its safe custody and other copy of registered lease deed shall be held by the LESSEE.

4.11.

Notwithstanding anything to the contrary contained herein, the LESSOR hereby indemnifies and agrees to keep indemnified, defend and hold the LESSEE, its directors, employees and / or agents harmless from and against any and all demands, claims, suits, charges, expenses, damages, injuries, penalties, proceedings, orders, judgements, arbitrations, actions (including any action in tort), notices, liabilities, costs or losses or expenses arising out of: (i) any breach of any of the terms under this Lease Deed by the LESSOR; or (ii) on account of any losses suffered due to discontinuation of any utilities on the account of the LESSOR; and (iii) or on account of any claims, notices or proceedings received or initiated by any authority or any third party on account of defect in title of the LESSOR to the Said Property.

5.	CONSTRUCTION AND MAINTENANCE
5.1.

The LESSEE shall construct all the buildings in the plot, in conformity with the bye-laws of the local body and/or development and control regulations, building regulations in force from time to time, environmental laws, as well as any other laws, rules and regulations in force relating to the construction and use of premises in the plot.

5.2.

All survey and other marks demarcating the boundaries of the plots made by the LESSOR, structures and installations put up by LESSOR within the Plot, if any shall be properly preserved and kept in good condition by the LESSEE, subject to ordinary wear and tear and damage due to Force Majeure Events. Where more than one Allottee is concerned with the same boundary marks and structures the LESSOR shall allocate this obligation suitably.

5.3.	No construction with Katcha or inflammable materials will be permitted on the plot except as allowed under applicable laws.
5.4.	A setback of not less than 5 metres shall be left open to the sky, within the periphery of the plot on all sides.
5.5.	The provision of any culvert across common drains outside the Plot for access must be got approved by the LESSOR.
5.6.	Water lines should be designed in such a way that they are connected to the common lines of the LESSOR which will serve the plot.
5.7.	The LESSEE should make its own arrangements to drain the rainwater from the Plot into the common road drain that shall be provided by the LESSOR outside of the Plot.
5.8.

The LESSEE shall not sink any well, bore well or tube well within the Plot except with the prior written permission of LESSOR, subject to the conditions as applicable. If any such well exists already in the Plot it shall be closed when the LESSOR supplies water up to the Plot boundary as per Lessee’s requirement from common source.

5.9.

The LESSEE shall not draw water from their own Borewell/openwells/tubewells sunk in private lands adjacent to SIPCOT Industrial Park, through pipeline unauthorizedly trespassing into SIPCOT premises. If at any time, such trespass is found by LESSOR, penalty shall be levied as per the prevailing policy of the LESSOR and such trespassed water line shall be severed by the LESSOR and the same shall be removed by the LESSEE.

5.10.

The LESSEE shall preserve the manholes constructed if any in the 5 metre corridor around the Plot and raise the same at least 45 cm above the formation level in case the natural ground level is raised by the formation at their own cost with prior intimation to the LESSOR.

6.	ENVIRONMENTAL COMPLIANCES
6.1.

The LESSEE has to make its own arrangements to treat the effluents solid/liquid to the required standards of the Competent Authorities and to regulate emissions and prevent fire hazards and comply with all the regulations in this regard as per applicable laws.

6.2.	The LESSEE shall not dump debris or any waste harmful or harmless materials outside the Plot.
6.3.

The LESSEE shall not, at any time during the currency of the lease, cause or permit any nuisance in or upon the said allotted plot and in particular shall not use or permit the said allotted plot to be used for any purpose, which may be obnoxious or injurious or offensive by reason of deposits of solid matter or by harmful emissions or fire hazards or which may cause permanent damage to the allotted plot. The LESSOR shall have full right to prohibit or regulate these matters at all times.

6.4.

The LESSEE shall carry out and comply with all conditions stipulated in the statutory Approvals/ Clearance/ NOC including environmental clearance obtained from the competent authorities from time to time.

7.	BANKING, MORTGAGE AND LOAN

7.1.

It shall be open to the LESSEE to ask for in writing and the LESSOR to grant a ‘No Objection’ certificate, with or without conditions, to enable the LESSEE to mortgage its leasehold rights at any time after taking possession for obtaining financial assistance from Financial Institutions and banks for implementing the project in the allotted plot and for the projects implemented under the same legal entity of the LESSEE. The LESSEE shall not offer the allotted plot as a collateral security to avail loan for other purposes/sister concern etc. Any mortgage created over the leasehold rights of the Plot and enforcement thereof will remain subject to the rights of the LESSOR under Clause 12 of this Lease Deed.

8.	SUB LEASE AND ITS CONDITIONS
8.1.

Exemption from payment of sublease charges shall be provided to VinFast Auto India Private Limited in case of sublease/ transfer to Group of Companies in which Vingroup holds [***] or more equity directly or indirectly, provided that the allotted land is used for the original purpose of allotment and to encourage development of vendor and supplier ecosystem, the said exemption shall be extended to the LESSEE to its non-group company suppliers/vendors, provided that the allotted land is used for the original purpose of allotment. However for subleasing the built-up area for any party other than indicated above the LESSEE shall pay the subleasing charges upfront annually at the rates specified in the prevailing office order/circular of the LESSOR.

8.2.

The LESSEE shall communicate to the LESSOR of the sublease agreement entered into with the Sub-LESSEE and the Self Declaration Form indicating the actual extent sub-leased, within [***] days from the date of the sub lease agreement. Any suppression of facts shall attract penalties as per the prevailing office order/circular of the LESSOR.

8.3.

Further, if the LESSEE has implemented the project, LESSEE shall be permitted to construct Plug & Play Facility/warehouse in the balance unutilized area and sub-lease the same to third parties (not being captive vendors), subject to remittance of applicable sub-leasing charges as per the prevailing office order/circular of the LESSOR.

9.	TRANSFER OF LEASEHOLD RIGHTS
9.1.

In an event where LESSEE wishes to transfer the leasehold rights in the Plot either in whole or in part, to group of Companies in which Vingroup holds [***] or more equity directly or indirectly, the same shall be proceeded with after giving prior written notice to the LESSOR. However, in respect of transfer of leasehold rights either in whole or in part for any party other than group company as indicated above, the same shall be proceeded with after obtaining prior approval from the LESSOR.

9.2.	On such approval from the LESSOR, modified lease deeds shall be executed by the LESSOR with the transferee, as applicable to the extent transferred on same terms and conditions of this Lease Deed.
9.3.

Exemption from payment of transfer fee shall be provided to group of Companies in which Vingroup holds [***] or more equity directly or indirectly and to encourage development of vendor and supplier ecosystem the said exemption shall be extended to the LESSEE to its non-group company suppliers/vendors provided that the allotted land is used for the original purpose of allotment. However, in case of transfer to third party, the LESSEE shall pay transfer fee as per the prevailing policy of the LESSOR.

10.	CHANGE IN CONSTITUTION AND MANAGEMENT
10.1.	The Change in Constitution in consonance with applicable laws, shall be with written intimation to the LESSOR.
10.2.

Exemption from payment of transfer fee shall be provided to group of Companies in which Vingroup holds [***] or more equity directly or indirectly and to encourage development of vendor and supplier ecosystem the said exemption shall be extended to the LESSEE to its non-group company suppliers/vendors provided that the allotted land is used for the original purpose of allotment. However, for transfer/ change in management to third party, the LESSEE shall pay applicable transfer fee as per the prevailing Change in Management Policy of the LESSOR and a modified lease deed shall be executed and registered to that effect.

10.3.

However, if any change in the directors/partners/shareholders of the LESSEE entity does not result in change in management, such change shall be intimated within [***] days from the date of change and acknowledgement shall be obtained from the LESSOR. If there is any change in the name or the address of the registered office or administrative office of the LESSEE, the same should be intimated in writing to the LESSOR then and there along with the proof of such change.

11.	SURRENDER OFPLOT
11.1.

The LESSEE may surrender the Plot or part thereof by executing/registering the surrender deed in favour of the LESSOR. In case of any existing mortgage of the Plot or part thereof at the time of such surrender, the LESSEE shall produce a “No Objection Certificate” or “No Due Certificate” from the concerned banks/financial institutions.

11.2.

In case of any pending dues, charges, penalties to be paid by the LESSEE to any of the Competent Authorities and/or the LESSOR, the same shall be cleared by the LESSEE before executing the surrender deed.

11.3.

Further, if any dues, charges or penalties are brought to the notice of the LESSOR after the execution of the surrender deed, the LESSEE shall be held responsible for clearing the same at any point of time after execution of the surrender deed.

11.4.

On such a surrender, the LESSOR shall make a payment to the Lessee computed as per the prevailing surrender policy of the LESSOR. No compensation for improvement of building or other structures erected in the plot shall be made by the LESSOR.

11.5.

The LESSEE shall have the right to and sole discretion to remove its improvements including buildings and structures put up by it in the Plot during the lease at the time of the said surrender, within reasonable period from the date of approval of surrender.

12.	CANCELLATION AND RESUMPTION
12.1.

The LESSOR shall serve [***] days show cause notice, if it is found that the LESSEE has (a) utilized the Plot for the Purpose other than as provided under this Lease Deed or (b) fails to implement the project (implementation as defined in clause 1.8 of this Lease Deed) on the Plot within the timelines provided under this Lease Deed.

12.2

Subject to Clause 12.1 above, unless it is rectified by the LESSEE within a period of [***] days from the date of show cause notice issued by the LESSOR, the LESSOR reserves the right to cancel the allotment and initiate proceedings for resumption of the Plot or part thereof under the provisions of the Tamil Nadu Public Premises (Eviction of Unauthorised Occupants) Act, 1975 or under any statute for the time being in force for eviction against the LESSEE as well as for any other mode of recovery in force at that point of time as prescribed by law. In such an event, the LESSEE shall not be entitled for any compensation including Plot Cost, annual lease rent, interest and enhanced interest, compensation for any of the structures on the allotted plot or any refund of any amount that might have been paid by the LESSEE to the LESSOR by virtue of this Lease Deed.

12.3.

In such case of resumption of the Plot or part thereof, the LESSEE shall be entitled to remove the factory buildings, structures and fixtures located on the same, within reasonable period from the date of such cancellation/resumption, failing which the LESSOR shall have the right to take possession of the same without paying any compensation for the same provided that if the LESSOR subsequently disposes the above the LESSOR shall transfer the sale proceeds if any alter adjustment of sundry charges incurred by the LESSOR to the account of the LESSEE.

13.	FORCE MAJEURE
13.1.

Notwithstanding anything contained herein, for the purposes of this Lease Deed, if the performance of the LESSEE, of any of its obligations under this Lease Deed or the rights of the LESSEE including the ability to carry on its business activities from the Plot is prevented, restricted or interfered with by reason of a Force Majeure event, then the LESSEE shall not be liable to make payment of any charges towards utilities payable to the LESSOR under this Lease Deed during the subsistence of the Force Majeure event.

13.2.	If the LESSOR fails to provide utilities on account of a Force Majeure event, such failure shall not be construed as breach of its obligations under this Lease Deed.
13.3.

It is clarified that the obligation of the LESSEE to commence construction/production pertaining to the implementation of the project shall automatically stand extended by time during which the Force Majeure event exists without the LESSEE being liable to pay any charges and/or penalties to the LESSOR.

14.	RENEWAL
14.1.

The LESSOR, at the request and cost of the LESSEE at the end of the said term of 99 years may execute a new lease of the schedule mentioned plot by way of renewal for a similar period of 99 years on such covenants and provisions as may be mutually agreed to or as per the prevailing policy.

14.2.

In case the LESSEE does not opt for renewal at the expiry of 99 years lease period, the LESSEE shall peacefully quit the Plot and deliver vacant possession to the LESSOR with the liberty to remove the factory building, structures and fixtures without damaging the common amenities within a reasonable period. The LESSEE shall not claim any refund of any charges whatsoever.

14.3.	If at any time during the currency of this lease, if the LESSOR adopts general policy to give absolute sale, the benefit can be extended to the LESSEE as per the policy.
15.	DISPUTE RESOLUTION, GOVERNING LAWS AND JURISIDCTION

15.1.

During the currency of the lease, any question of dispute or difference in relation to or in connection with the terms of the Lease Deed shall be resolved amicably between the Parties failing which such disputes shall be referred to a sole arbitrator, who shall be mutually appointed by the parties as per the provisions of the Arbitration and Conciliation Act, 1996.The Lease Deed shall be subject to the applicable laws of India and the courts in Chennai shall have the exclusive jurisdiction.

16.	NOTICES
16.1	Unless otherwise notified in writing with acknowledgement due, the address for notice/correspondence to either of the parties hereto shall be hereunder:

The LESSOR: M/s. State Industries Promotion Corporation of Tamil Nadu Limited, (SIPCOT)

19-A Rukmani Lakshmipathy Road,

Egmore, Chennai-8

The LESSEE: VinFast Auto India Pvt Ltd.

Level 6, Two Horizon Center, Golf Course Road, Sector 43, DLF 5, Gurgaon, Haryana –122002

16.2.	All notices/correspondence shall be sent in writing by electronic mail or by facsimile or by post.
17.	AUTHORISED SIGNATORIES
17.1	The signatories to this lease deed personally covenant that they are duly authorized to execute this lease deed on behalf of the respective party whom they represent.
18.	CONFIDENTIALITY
18.1.

The parties agree that no announcement regarding the LESSOR/ LESSEE and/or its business or the negotiations leading to this transaction will be made by the LESSOR/LESSEE to any third parties except to Court of Law and other persons who need to be aware of the transaction for the operation of the business of the LESSOR/LESSEE.

19.	FURTHER ASSURANCE
19.1.

The LESSOR shall from time to time on request by the LESSEE do or cause the doing of all such acts as the LESSEE may reasonably consider necessary for giving full effect and for securing to the LESSEE the full benefits of all rights, powers and remedies conferred upon the LESSEE as per the terms of this Lease Deed.

20.	SUPERSESSION
20.1.

It is explicitly clarified that in the event of any inconsistency or conflict between the terms stated in this Lease Deed and any other agreements, understandings, or documents between the Parties involved including the Allotment Order, the terms and conditions of the Lease Deed shall prevail and supersede such other agreements, understandings, or documents including the Allotment Order.

List of Omitted Appendix:

Schedule A – Description of the Industrial Park

Schedule B – Description of the property concerned in this lease

SIPCOT INDUSTRIAL PARK: THOOTHUKUDI

P-III/SIP-SILLANATHAM/VINFAST/2023

Date :19.02.2024

ALLOTMENT ORDER FOR PLOTS

//RPAD/Mail//

M/s. VinFast Auto India Private Limited,

Two Horizon Centre,

DLF Phase 5, Sector 43,

Gold Course Road, Gurugram – 122002.

Haryana State.

Dear Sir(s),

Sub:

SIPCOT Industrial Park, Sillanatham & Thoothukudi Furniture Park Phase-II, Thoothukudi District (C District) - Allotment of Plot No. [***] in Sillanatham and Plot No. [***] in Thoothukudi Furniture Park Phase-II-Orders - Issued.

Ref:	1. Your on-line application 10.01.2024.

2. PO, SIP, Thoothukudi letters dated 11.01.2024 & 18.01.2024.

3. Your E-mail dated 17.01.2024.

1.

1.1

The following plots in SIPCOT Industrial Park, Sillanatham & Thoothukudi Furniture Park, Phase-II, Thoothukudi District (“C” District) are allotted on lease for a period of ninety-nine years to set up a project to manufacture Electric Car and Battery Pack.

SI. No.	Description	Particulars		Name of Industrial Park
		Plot Nos.	Extent in acres
a.	Plot Nos.	[***]	[***]	Sillanatham Industrial Park
		[***]	[***]	Thoothukudi Furniture Park
		[***]	[***]
		[***]	[***]
		[***]	[***]
b.	Total extend of the plot (in acres)	408.35
c.	Water Quantity (in KL)	[***]

1.2

The extent mentioned above is subject to such modification as may be necessary with reference to the measurements made at the time of handing over the site. The total amount payable will also stand accordingly modified.

2.

SI. No.	Description	Amount
A.	Plot cost (I + II + III)	32,66,80,000
(I)	(a) Amount towards plot extent allotted at the subsidised rate of [***] lakhs per acres [***]	[***]
(II)	Frontage Charges on (i) [***], if applicable (as per O.O.No.29/2020 dt.31.07.2020	[***]
(III)	[***] Capital Cost on Water Supply for the allocated quantity	[***]
B.	Less: Initial Deposit paid	[***]
C.	Balance amount Payable (A – B)	[***]
D.	Caution Deposit (@[***] on A above)	[***]
E.	Lease Rent in Advance	[***]
F.	Total amount payable (C + D + E)	[***]

([***])

1.1.	The Allottee shall pay caution deposit which shall be interest free and refunded if the Allottee implements the project within the stipulated time as per the Allotment Order/Lease Deed.
1.2.

The Allottee shall pay a sum of Rs.100/- (Rupees One hundred only) towards 100% of the annual lease rent in advance. The annual lease rent is computed at the [***] per year for [***] years and [***] for the [***] year.

1.3.

The Allottee shall execute an agreement for water supply at the time of taking possession of the plot and comply with all terms and conditions of the agreement. The Allottee shall pay water charges at the rate fixed by SIPCOT from time to time abiding by the terms of water supply agreement executed.

1.4.	The Allottee shall pay the charges towards the cost of trees, wells and structures, if any, in the allotted plot as prescribed by SIPCOT.
1.5.

In the event of SIPCOT taking up any additional development facilities and/or in case of escalation in cost of development works in future, SIPCOT shall apportion such expenses among the Allottees of the Industrial Park on pro-rata basis. In such an event SIPCOT reserves the right to claim such apportioned expenses and the Allottee shall pay the same without any demur, within [***] days from the date of issue of demand notice by SIPCOT.

1.6.

Annual maintenance charges for the common amenities and facilities like roads, street lighting, sanitation, drainage, common buildings, avenue plants, parks etc., will from time to time be apportioned among the Allottees in the Industrial Park as per the prevailing policy. The Allottee shall pay the same without any demur within the period prescribed. Non-payment on due date will automatically entail an interest of [***] per annum or such other rate as may be prescribed from time to time.

1.7.

The Participatory Infrastructure Development Programme is a scheme for upgradation of existing infrastructure and provision of support infrastructure facilities for the respective Industrial Park at the request of the Allottees/Association of Allottee in the Industrial Park. In the event of taking up of any such project under PIDP scheme by SIPCOT, the Allottee shall pay proportionate amount of [***] of the project cost as per the prevailing policy.

1.8.

The Allottee shall pay all existing and future rates and taxes, charges, claims and assessments, chargeable against the Allottee or arising out of the acts of the Allottee in usage of the allotted plot and any building erected thereon and/or services received.

1.9.	The Allottee shall bear all expenses in connection with the drawing of power from the main lines to the plot for the supply of electricity and/or any other support infrastructure facilities.
1.10.	The Allottee shall not raise any claim or seek refund of any of the above Charges except for the caution deposit as mentioned in Condition 2.1.

3.

3.1	The Allottee shall comply with the conditions stipulated in col. (2) of the table within the period prescribed in col. (3) as under:

Sl. No.	Condition	Time period
(1)	(2)	(3)
a.	Communicate the acceptance of this allotment order in the duplicate copy of this allotment order.

Within [***] days (Due date [***]) from the date if this order, the Allottee shall submit the acceptance copy of the allotment order along with the declaration that the prevailing office orders/circulars related to allotment as published in the SIPCOT website, have been read with and are accepted. In case it is not received by SIPCOT within the stipulated time, the allotment shall stand automatically cancelled and initial deposit paid for the extent allotted shall be forfeited.

b.	Pay [***] of the amount payable as at 2(F).	Within [***]days (Due date [***]) from the date of this order failing which the allotment shall stand automatically cancelled and initial deposit paid for the extent allotted shall be forfeited.
c.	Execute the lease deed in the prescribed format with the concerned Project Officer and register the same.

Within [***] days from the date of payment of amount as in 2(F). If the Allottee fails to execute the Lease deed within the stipulated time, a penalty of [***] of the prevailing plot cost shall be levied for every [***] days beyond the stipulated time.

d.	Take over the possession of the plot in ‘as is where is’ condition from the Project Officer concerned.	Within [***] days from the date of execution/registration of lease deed. Failure to do so will entitle SIPCOT to cancel the allotment and execute the cancellation deed.
e.	Implementation of the project.

Within [***] months from the date of this allotment order. Failure will entail cancellation of allotment and resumption of the plot as per the Condition 10 of this allotment order, unless otherwise an extension of time is granted with penalty as per the prevailing policy of SIPCOT.

4.

4.1

The Allottee shall construct all the buildings in the allotted plot, in conformity with the by-laws of the local body and/or development and control regulations, building regulations in force from time to time, environmental laws, as well as any other laws, rules and regulations in force relating to the construction and use of premises.

4.2	The allottee shall have to commence construction of buildings within [***] months and complete within [***] months from the date of allotment order.
4.3	No temporary or semi-permanent structure shall be built on the plot except during the period of construction or reconstruction in future.
4.4	No construction with Katcha or inflammable materials will be permitted on the site allotted.
4.5	A set back of not less than 5 metres shall be left open to the sky, within the periphery of the plot on all sides.
4.6	The provision of any culvert across common drains must be got approved by SIPCOT.
4.7.	The Allottee should make its own arrangements to drain the rainwater from its plot into the common road drain provided by SIPCOT.
4.8.	Water lines should be designed in such a way that they are connected to the common lines of the SIPCOT which will serve the plot.
4.9.

The Allottee shall not sink any well, bore or tube well within the site allotted except with the prior written permission of SIPCOT, subject to the conditions as applicable. If any such well exists already in the plot it shall be closed when SIPCOT supplies water from a common source. If any bore well exists already it shall be kept under the control of SIPCOT.

4.10.

The Allottee shall not draw water from their own bore well/open wells/tube wells sunk in private lands adjacent to SIPCOT Industrial Park, through pipeline unauthorizedly trespassing into SIPCOT premises. If at any time, such trespass is found by SIPCOT, penalty shall be levied as per the prevailing policy of SIPCOT and such trespassed water line shall be severed by SIPCOT and the same shall be removed by the Allottee.

4.11.

The Allottee shall preserve the manholes constructed if any in the 5 metre corridor and raise the same at least 45 cm above the formation level in case the natural ground level is raised be the formation at their own cost with prior intimation and approval from SIPCOT.

5.

5.1.	SIPCOT or persons authorized by it shall have the right to enter upon and inspect the allotted plot during the currency of the lease at all time.
5.2.

SIPCOT shall have the right to pay pipelines, sink bore wells or put up any facilities for common use within a strip of 5 meters left open on all sides within the periphery of the allotted plot without payment of any compensation or rental etc., to the Allottee.

5.3

With the consent of the Allottee, SIPCOT shall have the right of access into and utilising any portion of the allotted plot, as required at all time, for the purpose of laying pipelines, cables, underground drainages, channels, or providing such other common facility. SIPCOT shall have further right within the area of the allotted plot including the building standing thereon as and when felt necessary by SIPCOT, to lay down, place, maintain, alter, remove or repair any pipes, pipelines, conduits for service lines, posts, or other appliances or apparatus in, on, under, over, along or across the plot in such area for the purposes of providing any common amenities or services for the Industrial Park and the same may be done either directly by any person either generally or specially authorised by SIPCOT in this behalf and the Allottee agrees for the same.

5.4

SIPCOT reserves the right to impose any further conditions and stipulations, or alterations in the regulations which are reasonable, justified and necessary at any time for the establishment of Industrial Park and for the benefit of the Industrial Park as a whole by way of policy decisions and office orders/ circulars which shall be published as and when imposed, and such applicable office orders/circulars shall be binding on the Allottee.

6.

6.1	The allotment order is issued to the company consisting of the following Shareholders:

Sl. No.	Name of the shareholders (Tvi.)	% of shareholding
1	[***]	[***]
2	[***]	[***]
	Total	100.00%

6.2.	The Allottee shall obtain prior approval from SIPCOT in the following aspects and shall pay applicable charges as per the prevailing policy of SIPCOT:

a.Change in Constitution of the Allottee

b.Change in Management of the Allottee

c.Transfer of Leasehold rights either in whole or in part

6.3.	The Allottee shall intimate SIPCOT within [***] days in respect of the change in the following aspects and obtain acknowledgement:
a.	Any change in the address of the Registered Office or Administrative Office of the Allottee
b.	Any change in the name of the Allottee
c.	Any change in the directors/ partners/ Shareholders of the Allottee, which does not result in Change in Management
6.4	The Allottee can sublease its built up area and shall pay the applicable subleasing charges as per the prevailing policy of SIPCOT.
7.

The Allottee has to obtain No objection letter from SIPCOT to mortgage the lease hold rights of the allotted plot for availing financial assistance after getting sanction letter from Bank/ Financial Institution and the same will be considered subject to conditions as applicable.

8.

8.1

The Allottee has to make its own arrangements to treat the effluents solid/liquid to the required standards of the competent authorities and to regulate emissions and prevent fire hazards and comply with all the regulations in this regard.

8.2.	The Allottee shall not dump debris or any wastes harmful or harmless materials within SIPCOT’s premises.
8.3.

The Allottee shall install a sewage and waste water treatment and recycling plan and take steps to recover and recycle the waste water thereby achieve zero discharge as stipulated by TNPCB, besides adopting suitable measures for rain water harvesting.

8.4.

The Allottee shall carry out and comply with all conditions stipulated in the statutory approvals/ clearances/ NOCs obtained from the competent authorities from time to time. In case of non-compliance of the Allottee to such conditions, the same shall be communicated to the competent authorities to take remedial action.

8.5	The Allottee shall furnish a copy of TNPCB approval and other statutory clearances / approvals for the proposed project before commencement of construction/ production.
8.6	The Allottee shall furnish the copy of Udyog Aadhaar Memorandum for the proposed project after commencement of production.

9

9.1

The Allottee may surrender the allotted plot or part thereof by executing/ registering the surrender deed in favour of SIPCOT. On such surrender, the SIPCOT shall make a payment computed as per the prevailing surrender policy. No compensation for improvement of building or other structures erected in the plot shall be made by SIPCOT.

10.

10.1

SIPCOT reserves the right to serve [***] days show cause notice for cancellation of the allotment and forfeiting the amount remitted for the plot allotted, if it is found that the Allottee has not put to use the plot for the purpose for which it was allotted and is in non-compliance of the terms and conditions of the allotment order including non-implementation of the project and/or having unutilized extent of the allotted plot and/or non-payment of dues.

10.2

Unless it is rectified by the Allottee within a period of [***] days from the date of show cause notice issued by SIPCOT, SIPCOT reserves the right to cancel the allotment and initiate proceedings for resumption of the plot or part thereof under the provisions of the Tamil Nadu Public Premises (Eviction of Unauthorised Occupants) Act, 1975 or under any Statute for the time being in force at that point of time as prescribed by law. In such an event, the Allottee shall not be entitled for any compensation including plot cost, annual lease rent, interest and enhanced interest, compensation for any of the structures on the allotted plot or any refund of any amount that might have been paid by the Allottee to SIPCOT.

10.3

In such case of resumption of the allotted plot or part thereof, the Allottee shall remove the factory buildings, structures and fixtures located on the same, within the stipulated period as per the Acts and Statutes mentioned in Condition 10.2, falling which SIPCOT has the right to take possession of the same without paying any compensation for any of the factory buildings, structures and fixtures on the allotted plot or part of thereof.

11.

11.1

The allottee is committed to bring the Eligible Fixed Assets (EFA) – (a) Land (408.35 acres) – [***] lakhs (b) Buildings – [***] lakhs (c) Plant & Machinery (New/ second hand) – [***] lakhs (d) Total EFA – [***] lakhs and provide minimum employment of [***] persons within the investment period of [***] years. In this regard, the allottee shall furnish an undertaking before execution of lease deed in the format annexed.

After completion of stipulated investment period, the allottee shall furnish a certificate for the EFA created, employment generated as defined in Tamil Nadu Industrial Policy 2021 during the said investment period and the Land Cost Subsidy availed is not beyond [***] of EFA duly certified by Statutory Auditors in case of companies and Tax Auditors in case of other legal entities for the land cost incentive availed as mentioned above. If not complied with the conditions for the land cost incentive availed, the allottee has to repay the land cost incentives availed with interest fixed by SIPCOT, otherwise necessary action will be taken by SIPCOT/ Government from time to time.

11.2	The Allottee shall pay proportionate capital cost on water supply and infrastructure cost if any developed for Sillanatham Industrial Park in future in addition to the plot cost.
11.3	The Allottee shall obtain all Statutory approvals required for their project at their own cost & risk.
11.4	The Allottee shall obtain Environmental clearance from MOEF&CC/SEIAA before commencement of construction activity.
11.5	The Allottee shall obtain all necessary approvals including layout approval for Sillanatham Industrial Park from DTCP, separately as standalone site.
11.6

The Allottee shall furnish the list of directors, shareholders with the shareholding pattern of the company with percentage of shares upto individual level as on date, duly certified by CA/CPA before execution of Lease Deed.

11.7	The allottee shall furnish an undertaking on [***] Non-Judicial stamp paper for creation of Eligible Fixed Assets and employment generation, as per annexure enclosed before execution of Lease Deed.

12.

12.1

All payments shall be made ONLY through SIPCOT online portal and website: www.sipcot.tn.gov.in payments made directly into SIPCOT – Project Office/Head Office’s Bank Account will not be considered as payment and will not be matched with the outstanding receivable from the Allottee.

13.

13.1

SIPCOT at the request and cost of the Allottee at the end of the 99 years terms, shall execute a new lease deed for similar period of 99 years on such terms and conditions as may be mutually agreed to or as per the prevailing policy.

Yours faithfully,

Sd/-

MANAGING DIRECTOR

P-III/SIP-TUT/VINFAST/2023

Date : 27.03.2024

M/s. VinFast Auto India Private Limited, Flat No.164, Ground Floor,

Suryodaya Apartment Pcoket - 8, Sector 12, DWARKA,

West Delhi, Delhi - 110 078.

//Mail//RPAD//

Sirs,

Sub : SIPCOT Industrial Park, Sillanatham & Thoothukudi Furniture Park Phase-II, Thoothukudi District (C District) – Allotment of Plot No. [***] acres in Sillanatham and Plot No. [***] acres in Thoothukudi Furniture Park Phase-II - Request made by M/s.VinFast Auto India Private Limited to modify conditions in Lease deed-Reg.

Ref:1. This office allotment order No. P-III/SIP- TUT/ VINFAST/ 2023, dated 19.02.2024.

2.	This office amendment letter dated 23.02.2024.

3.This office Enter upon permission dated 24.02.2024.

4.	G.O (Ms.) No.33, Industries, Investment Promotion & Commerce (MID.1) Department, dated 12.03.2024.
5.	Your letter dated 02.03.2024, E-mail dated 27.03.2024 from M/s. VinFast Auto India Private Limited.

*****

With reference to the above and requestmade by you, we hereby inform that amendment is made to the conditions 2.(0), 2.1, 2.4, 1.1, 1.1 (a.), 4.2, 3.l(e.), 2.7, 2.10, 6.2, 6.4, 10.1 of allotment order as follows:

S. No	SIPCOT Allotment Order Conditions	Amended Allotment Order Conditions
1.	2.(D). Caution Deposit – [***]	2.(D) Waiver of [***]
2.	2.1. The Allottee shall pay caution deposit which shall be interest free and refunded if the Allottee implements the project within the stipulated time as per the Allotment Order/Lease Deed.	2.1 Delete
3.	2.4. The Allottee shall pay the charges towards the cost of trees, wells and structures, if any, in the allotted plot as prescribed by SIPCOT.	Waiver of [***] and clause 2.4 is deleted.
4.	1.1. To manufactured Electric Car and Battery Pack	1.1 To manufacture Electric Car and Battery Pack and allied activities

5.	1.1.a. Plot [***] acres in Sillanatham Industrial Park, [***] in Thoothukudi Furniture Park	1.1.a. Plot No. [***] acres in Sillanatham Industrial Park
6.	4.2. The allottee shall have to commence construction of buildings within [***] months and complete within [***] months from the date of allotment order.	4.2 The allottee shall have to commence construction of buildings within [***] months from the date of registration of lease deed.
7.

3.1.e Within [***] months from the date of this allotment order. Failure will entail cancellation of allotment and resumption of the plot as per the Condition 10 of this allotment order, unless otherwise an extension of time is granted with penalty as per the prevailing policy of SIPCOT.

3.1.e Within [***] months from the date of registration of lease deed. Failure will entail cancellation of allotment and resumption of the plot as per the Condition 10 of this allotment order, unless otherwise an extension of time is granted with penalty as per the prevailing policy of SIPCOT.

8.

2.7. The Participatory Infrastructure Development Programme is a scheme for upgradation of existing infrastructure and provision of support infrastructure facilities for the respective Industrial Park at the request of the Allottees/Association of Allottee in the Industrial Park. In the event of taking up of any such project under PIDP scheme by SIPCOT, the Allottee shall pay proportionate amount of [***] of the project cost as the prevailing policy.

2.7. The Participatory Infrastructure Development Programme is a scheme for upgradation of existing infrastructure and provision of support infrastructure facilities for the respective Industrial Park at the request of the Allottees/Association of Allottee in the Industrial Park. In the event of taking up of any such project under PIDP scheme by SIPCOT, the Allottee on mutual agreement and definite agreement shall pay proportionate amount.

9.	2.10 The Allottee shall not raise any claim or seek refund of any of the above Charges except for the caution deposit as mentioned in Condition 2.1.	2.10 The Allottee shall not raise any claim or seek refund of any of the above Charges.

10.

6.2. The Allottee shall obtain prior approval from SIPCOT in the following aspects and shall pay applicable charges as per the prevailing policy of SIPCOT:

a. Change in Constitution of the Allottee

b. Change in Management of the Allottee

c. Transfer of Leasehold rights either in whole or in part

6.2. Exemption shall be provided from applicable charges for change in management/ Transfer of Leasehold Rights either in whole or in part by the company to M/s. VinFast Group of Companies in which M/s. VinFast Group holds [***] or more equity directly or indirectly and to encourage development of vendor and supplier ecosystem the said exemption shall be extended to the allottee to its non-group company suppliers/ vendors provided that the allotted land is used for the original purpose of allotment.

11.	6.4. The Allottee can sublease its built up area and shall pay the applicable sub-leasing charges as per the prevailing policy of SIPCOT.

6.4. Exemption from payment of sublease charges shall be provided to M/s. VinFast in case of sublease/ transfer to M/s. VinFast Group of Companies in which M/s. VinFast Group holds [***] or more equity directly or indirectly, provided that the allotted land is used for the original purpose of allotment and to encourage; development of vendor and supplier ecosystem, the said exemption shall be extended to the allottee to its non-group company suppliers/ vendors, provided that the allotted land is used for the original purpose of allotment. However for subleasing the built-up area for any party other than indicated above the allottee shall pay the subleasing charges upfront annually at the rates specified in the prevailing office order/ circular of the SIPCOT.

12.

10.1. SIPCOT reserves the right to serve [***] days show cause notice for cancellation of the allotment and forfeiting the amount remitted for the plot allotted, if it is found that the Allottee has not put to use the plot for the purpose for which it was allotted and is in non-compliance of the terms and conditions of the allotment order including non-implementation of the project and/or having unutilized extent of the allotted plot and/or non-payment of dues.

10.1. SIPCOT reserves the right to serve [***] days show cause notice, if it found that the allottee has (a) utilized the Plot for the purpose other than as provided under this Lease Deed or (b) falls to implement the project on the Plot within the timelines provided in the Lease Deed.

The other terms and conditions of our allotment orders/ amendments letter 1st, 2nd cited remain unchanged.

Your faithfully,

Sd/-

MANAGING DIRECTOR

P-III/SIP-TUT/VINFAST/2023

Date : 27.03.2024

M/s. VinFast Auto India Private Limited, Flat No.164, Ground Floor,

Suryodaya Apartment Pcoket - 8, Sector 12, DWARKA,

West Delhi, Delhi - 110 078.

//Mail//RPAD//

Sirs,

Sub:

SIPCOT Industrial Park, Sillanatham - Allotment of plots [***] measuring 408.35 acres at SIPCOT Industrial Park, Sillanatham to VinFast Auto India Private Limited - Request made for bifurcation of plots into [***] separate land parcels for operational convenience - Amendment issued - Reg.

Ref : 1. This office allotment order No. P-III/SIP- TUT/ VINFAST/ 2023, dated 19.02.2024.

2.This office amendment letter dated 23.02.2024.

3.This office Enter upon permission dated 24.02.2024.

4.E-mail dated 27.03.2024 from M/s. VinFast Auto India Private Limited.

5.This amendment letter P-III/SIP- TUT/ VINFAST/ 2024 dated 27.03.2024

With reference to the above and your e-mail 4th cited, we issue amendment to the condition No.1.1 and 2.0 of allotment order as detailed below subject to remittance of processing fee of [***] including GST.

Sl. No.	Description	Particulars
a.	Lot Nos.	[***]	
b.	Total Extent of the Plot (in Acres)	113.699 Acres	
c.	Product	Integrated Electric Vehicle Facility - I
A.	Plot Cost (i + ii + iii)		9,09,59,200
i.	Amount towards plot extent allotted at the subsidized rate of Rs.8.00 lakhs per acres ([***] acres x [***])	[***]	

ii.	Frontage charges on A (i) above. If applicable @ [***] on (as per O.O No. 29/2020, dt.31.07.2020)	[***]
iii.	[***] Capital Cost on Water Supply for the allocated quantity	[***]
B	LESS: Initial Deposit	[***]
C	Balance amount payable (A – B)		[***]
D	Caution Deposit (@ [***] on A above)		[***]
E	Less Lease rent in Advance		[***]
F	Total amount payable (C + D + E)		[***]
G	Less: Amount already paid (Proportionate amount taken)		[***]
H	Net amount payable		[***]

The other terms and conditions of our allotment orders/ amendments letter 1st, 2nd and 5th cited remain unchanged.

Your faithfully,

Sd/-

MANAGING DIRECTOR

P-III/SIP-TUT/VINFAST/2023

Date: 27.03.2024

M/s. VinFast Auto India Private Limited, Flat No.164, Ground Floor,

Suryodaya Apartment Pcoket - 8, Sector 12, DWARKA,

West Delhi, Delhi - 110 078.

//Mail//RPAD//

Sirs,

Sub:

SIPCOT Industrial Park, Sillanatham - Allotment of plots [***] measuring 408.35 acres at SIPCOT Industrial Park, Sillanatham to VinFast Auto India Private Limited - Request made for bifurcation of plots into [***] separate land parcels for operational convenience - Amendment issued - Reg.

Ref :1.This office allotment order No. P-III/SIP- TUT/ VINFAST/ 2023, dated 19.02.2024.

2.This office amendment letter dated 23.02.2024.

3.This office Enter upon permission dated 24.02.2024.

4.E-mail dated 27.03.2024 from M/s. VinFast Auto India Private Limited.

5.This amendment letter P-III/SIP- TUT/ VINFAST/ 2024 dated 27.03.2024

*****

With reference to the above and your e-mail 4th cited, we issue amendment to the condition No.1.1 and 2.0 of allotment order as detailed below subject to remittance of processing fee of [***] including GST.

Sl. No.	Description	Particulars
a.	Lot Nos.	[***]	
b.	Total Extent of the Plot (in Acres)	294.651 Acres	
c.	Product	Integrated Electric Vehicle Facility - II
A.	Plot Cost (i + ii + iii)		23,57,20,800
i.	Amount towards plot extent allotted at the subsidized rate of [***] lakhs per acres ([***] acres x [***])	[***]	
ii.	Frontage charges on A (i) above. If applicable @ [***] on (as per O.O No. 29/2020, dt.31.07.2020)	[***]

iii.	[***] Capital Cost on Water Supply for the allocated quantity	[***]
B	LESS: Initial Deposit	[***]
C	Balance amount payable (A – B)		[***]
D	Caution Deposit (@ [***] on A above)		[***]
E	Less Lease rent in Advance		[***]
F	Total amount payable (C + D + E)		[***]
G	Less: Amount already paid (Proportionate amount taken)		[***]
H	Net amount payable		[***]

([***])

The other terms and conditions of our allotment orders/ amendments letter 1st, 2nd and 5th cited remain unchanged.

Your faithfully,

Sd/-

MANAGING DIRECTOR